TENTH AMENDMENT TO EMPLOYMENT AGREEMENT


         This Agreement, entered into and made effective as of September 1, 1999, by and between NATIONAL FUEL GAS COMPANY, a New Jersey corporation ("Employer") having its headquarters at 10 Lafayette Square, Buffalo, New York, 14203, and BERNARD J. KENNEDY ("Employee"), an individual residing at 33 Ruskin Road, Amherst, New York, 14226, is an amendment to that certain Employment Agreement between Employer and Employee entered into the 17th day of September 1981 (the "Employment Agreement"), as extended by amendment on September 20, 1984, September 18, 1985, September 16, 1986, September 11, 1987, September 12, 1988, September 19, 1989, September 20, 1990, September 20, 1991 and September 19, 1996. The last amendment extended the term of Employment Agreement to September 1, 1999.

         WHEREAS, the parties desire to amend the Employment Agreement to further extend its term and to update certain other provisions as provided herein;

         NOW THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:

         1. The Employment Agreement is extended from September 1, 1999 to September 1, 2002.

         2. The duties of Employee are those of the Chairman of the Board and Chief Executive Officer. Employee shall also serve in such directorships and other capacities of affiliated corporations of the Employer to which he may be duly elected.

         3. Employee's monthly salary shall be $70,679.16 payable by Employer and it affiliates corporations in accordance with their regular payroll procedures. This amount may be increased and/or reallocated among the Employer and it affiliates from time to time in the discretion of Employer's Board of Directors, but in no event shall the total amount be reduced from its then current level.

         4. While employed by Employer (both during the term of this agreement and thereafter), Employee shall be allowed to participate, on the same basis generally as other executive officers of Employer, in all general employee benefit plans and programs and in all benefit plans available to executive officers, including improvements or modifications of the same, which on the effective date or thereafter are made available by Employer to all or substantially all of Employer's executive officers. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, and pension plans.

         5. Without limiting the foregoing paragraph, Employee shall participate in the Annual At Risk Compensation Incentive Program ("AARCIP"). Any incentive paid shall be in accordance with the terms and provisions of the AARCIP, as amended from time to time. Employer and Employee agree to negotiate Employee's incentive opportunity for fiscal years 2000, 2001 and 2002, no later than December 30 of such fiscal year.

         6. Employer consents to Employee's service on the Boards of Directors set out in Exhibit A, and such service shall not be deemed a violation of this Employment Agreement


         The parties agree that all other terms, conditions and stipulations contained in the Employment Agreement, and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.

                                    NATIONAL FUEL GAS COMPANY


                                    By:  /s/ George L. Mazanec
                                    --------------------------
                                    George L. Mazanec
                                    Chairman
                                    Compensation Committee


                                    /s/ Bernard J. Kennedy
                                    ----------------------
                                    Bernard J. Kennedy
                                    Employee

                                   EXHIBIT A
                                   ---------


Name of Entity                                    Position Held
--------------                                    -------------

National Petroleum Council                        Member

Associated Electric & Gas                         Officer, Director and Chairman
 Insurance Services Limited

Interstate Natural Gas                            Director
 Association of America

American Precision Industries, Inc.               Director

Institute of Gas Technology                       Trustee

HSBC Bank USA                                     Director

HSBC Bank USA - Western Region Board              Director

Merchants Mutual Insurance                        Director
 Company

The Business Council of New York                  Director
 State, Inc.

Buffalo Niagara Partnership                       Director

Niagara University                                Trustee